Jenkens & Gilchrist
                           a professional corporation


                            2200 One American Center
                               600 Congress Avenue
                               Austin, Texas 78701

                                 (512) 499-3800
                            Telecopier (512) 404-3520

                                                   DALLAS, TEXAS
                                                  (214) 855-4500

                                                  HOUSTON, TEXAS
                                                  (713) 951-3300

                                              LOS ANGELES, CALIFORNIA
WRITER'S DIRECT DIAL NUMBER                       (310) 820-8800
       J. Rowland Cook
       (512) 499-3821                           SAN ANTONIO, TEXAS
                                                  (210) 246-5000

                                                 WASHINGTON, D.C.
                                                  (212) 326-1500

                                 June 16, 1999


Alford Refrigerated Warehouses, Inc.
318 Cadiz Street
Dallas, Texas 75207

         Re:      Alford Refrigerated Warehouses, Inc.
                  Registration Statement on Form SB-2
                  (File No. 333-78267)

Ladies and Gentlemen:

     On June 15, 1999, Alford Refrigerated Warehouses, Inc., a Texas corporation (the "Company"), filed with the Securities and Exchange Commission ("Commission") a Pre- Effective Amendment Number 1 to Registration Statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale by the Company of an aggregate of 3,900,000 shares of common stock, $.01 par value per share (the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

     In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, in each case as amended to date, (ii) copies of resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the shares to be sold by the Company and related matters,
(iii) the Registration Statement, and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon the foregoing examination, we are of the opinion that the Shares have been duly and validly authorized and are legally issued, fully paid and nonassessable.

                               Jenkens & Gilchrist
                           a professional corporation


Alford Refrigerated Warehouses, Inc.
June 16, 1999
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                             Respectfully submitted,

                                             JENKENS & GILCHRIST,
                                             A Professional Corporation



                                             By:  /s/ J. Rowland Cook
                                                  ------------------------------
                                                  J. Rowland Cook
                                                  Authorized Signatory